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                                                                       Exhibit 5

                                    August 21, 2001


Shared Technologies Cellular, Inc.
One Talcott Plaza, Suite 501
Hartford, Connecticut  06103

RE:  Shared Technologies Cellular, Inc. Registration Statement on Form S-8

Ladies and Gentlemen:

      We are counsel to Shared Technologies Cellular, Inc., a Delaware corporation (the "Company"). We have been asked to deliver this opinion in connection with the preparation and filing with the Securities and Exchange Commission under the Securities Act of 1933, as amended (the "Act"), of a Registration Statement on Form S-8 (the "Registration Statement") relating to 3,141,667 shares of the Company's Common Stock, $.01 par value (the "Shares") issuable upon exercise of options granted or to be granted under the Company's 1994 Director Option Plan, as amended (the "Director Plan"), and the Company's 1994 Stock Option Plan, as amended (the "1994 Plan") (together, the "Plans").

      In connection with this opinion, we have examined and are familiar with originals or copies, certified or otherwise identified to our satisfaction, of the following documents (collectively, the "Documents"):

      1. A copy of the Second Amended and Restated Certificate of Incorporation of the Company, as amended and as in effect on the date hereof;

      2. A copy of the Amended and Restated By-laws of the Company, as in effect on the date hereof;

      3. A Certificate of the Secretary of the Company with respect to the votes of the Board of Directors and the stockholders of the Company relating to the approval of the Plans and amendments thereto;

      4.    The Plans; and

      5.    The Registration Statement.
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Shared Technologies Cellular, Inc.
August 21, 2001
Page 2


      In giving our opinion, we have relied as to matters of fact upon certificates of public officials and officers of the Company. For purposes of this opinion we have assumed without any investigation (1) the legal capacity of each natural person and (2) the genuineness of each signature, the completeness of each document submitted to us as an original and the conformity with the original of each document submitted to us as a copy.

      Our opinion hereafter expressed is based solely upon (1) our review of the Documents, (2) discussions with certain officers of the Company with respect to the Documents, (3) discussions with those of our attorneys who have devoted substantive attention to the matters contained herein and (4) such review of published sources of law as we have deemed necessary.

      Based upon and subject to the foregoing, we are of the opinion that the Shares have been duly authorized and, when issued upon the proper exercise of options granted in accordance with the terms of the Director Plan and the 1994 Plan, respectively, the Shares will be validly issued, fully paid and non-assessable.

      We hereby consent to the filing of this opinion as Exhibit 5 to the Registration Statement and to the reference to our firm wherever it appears in the Registration Statement.

                                    Very truly yours,

                                    BROWN, RUDNICK, FREED & GESMER
                                    By:  Brown, Rudnick, Freed & Gesmer, Ltd.,
                                         a partner


                                    By:  /s/ Jayne M. Donegan
                                         ----------------------------
                                         Jayne M. Donegan, a Member
                                           duly authorized

PJF/JMD